Exhibit 23.4




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


                  We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2000 (the "Form 10-K"), and to the incorporation by reference of our name, which appears in the Form 10-K, into the Company's Registration Statements on Forms S-8 (Registration Nos. 33-67332 and 333-51968) and S-3 (Registration No. 333-79733).


                                                      RYDER SCOTT COMPANY




                                                     By:/s/ Robert M. Wagner
                                                        -----------------------
                                                            Robert M. Wagner
                                                             Vice President



         Houston, Texas
         March 20, 2001